Exhibit 21.1

LIST OF SIGNIFICANT SUBSIDIARIES

SUBSIDIARY NAME	COUNTRY	% OF CAPITAL STOCK	% OF VOTING RIGHTS
Gas Natural CEGAS, S.A.	Spain	99.7	99.7
Gas Natural Andalucía, S.A.	Spain	100.0	100.0
Gas Natural Castilla-La Mancha, S.A.	Spain	95.0	95.0
Gas Galicia SDG, S.A.	Spain	62.0	62.0
Gas Natural Castilla y León, S.A.	Spain	90.1	90.1
Gas Natural La Coruña, S.A.	Spain	56.4	91
Gas Navarra, S.A.	Spain	90.0	90.0
Gas Natural Rioja, S.A.	Spain	87.5	87.5
Gas Natural Murcia SDG, S.A.	Spain	99.9	99.9
Gas Natural Cantabria SDG, S.A.	Spain	90.4	90.4
Gas Natural Distribución SDG, S.A.	Spain	100.0	100.0
Gas Natural de Álava, S.A.	Spain	10.0	10.0
Gas Aragón S.A.	Spain	35.0	35.0
Gas Natural Distribución Eléctrica, S.A.	Spain	100.0	100.0
Electra de Abusejo, S.L.	Spain	100.0	100.0
Distribución Eléctrica Navasfrias, S.L.	Spain	100.0	100.0
Gas Natural Comercializadora, S.A.	Spain	100.0	100.0
Gas Natural Servicios SDG, S.A.	Spain	100.0	100.0
Compañía Auxiliar de Industrias Varias, S.A.	Spain	100.0	100.0
Gas Natural Electricidad SDG, S.A.	Spain	100.0	100.0
La Energía, S.A.	Spain	100.0	100.0
A.I.E. Ciudad Sanitaria Vall d’Hebrón	Spain	81.3	81.3
Sociedad de Tratamiento Hornillos, S.L.	Spain	80.0	80.0
Sociedad de Tratamiento La Andaya, S.L.	Spain	45.0	45.0
UTE la Energía-SPA	Spain	60.0	60.0
AECS Hospital Trias i Pujol AIE	Spain	50.0	50.0
AECS Hospital Bellvitge AIE	Spain	50.0	50.0
Central Térmica la Torrecilla, S.A.	Spain	50.0	50.0
Corporación Eólica de Zaragoza, S.L.	Spain	65.6	65.6
Montouto 2000, S.A.	Spain	49.0	49.0
Explotaciones Eólicas Sierra Utrera, S.L.	Spain	50.0	50.0
Enervent, S.A.	Spain	26.0	26.0
Burgalesa de Generación Eólica, S.A.	Spain	24.2	24.2
Gas Natural Corporación Eólica, S.L.	Spain	100.0	100.0
Desarrollo Energías Renovables, S.A.	Spain	100.0	100.0
Desarrollo Energías Renovables de Navarra, S.A.	Spain	50.0	50.0
Desarrollo de Energías Renovables Castilla La Mancha, S.A.	Spain	100.0	100.0
Aplicaciones y Proyectos Energéticos, S.A.	Spain	100.0	100.0
Desarrollo Energias Renovables La Rioja, S.A.	Spain	36.3	36.3
Molinos del Cicados, S.A.	Spain	50.0	50.0
Molinos La Rioja, S.A.	Spain	33.3	33.3
Molinos de Linares, S.A.	Spain	25.0	25.0
Sistemas Energéticos La Muela, S.A.	Spain	20.0	20.0
Sistemas Energéticos Mas Garullo, S.A.	Spain	18.0	18.0
Boreas Eólica, S.A.	Spain	99.5	99.5
Boreas Eólica 2, S.A.	Spain	90.0	90.0
Molinos Valdebezana, S.A.	Spain	60.0	60.0
Los Castrios	Spain	33.3	33.3
Sinia XXI, S.A.	Spain	100.0	100.0
Desarrollo del Cable, S.A.	Spain	100.0	100.0
Sagane, S.A.	Spain	100.0	100.0
Gas Natural Aprovisionamientos SDG, S.A.	Spain	100.0	100.0
Tratamiento Integral de Almazan, S.L.	Spain	90.0	90.0

SUBSIDIARY NAME	COUNTRY	% OF CAPITAL STOCK	% OF VOTING RIGHTS
Gas Natural Transporte SDG, S.L.	Spain	100.0	100.0
Europe Maghreb Pipeline Limited (EMPL)	UK	72.6	72.6
Metragaz, S.A.	Morocco	72.3	72.3
Gas Natural Exploración, S.A.	Spain	100.0	100.0
Repsol Gas Natural LNG, S.L.	Spain	50.0	50.00
Gas Natural BAN, S.A.	Argentina	50.4	70
Natural Servicios, S.A.	Argentina	79.3	79.3
Natural Energy, S.A.	Argentina	49.9	49.9
Invergas, S.A.	Argentina	72.0	72.0
Gas Natural SDG Argentina, S.A.	Argentina	72.0	72.0
Companhia Distribuidora de Gás do Rio de Janeiro, S.A.	Brazil	54.2	54.2
Ceg Rio, S.A.	Brazil	59.6	59.6
Gas Natural Sao Paulo Sul, S.A.	Brazil	100.0	100.0
Gas Natural Do Brasil, S.A.	Brazil	100	100.0
Gas Natural Serviços, S.A.	Brazil	100	100.0
Gas Natural, S.A. ESP	Colombia	59.1	59.1
Gases de Barrancabermeja, S.A. ESP	Colombia	32.2	100.0
Gas Natural del Oriente, S.A. ESP	Colombia	32.2	54.5
Gas Natural Cundiboyacense, S.A. ESP	Colombia	45.8	77.5
Comercializadora Metrogas, S.A. de C.V.	Mexico	86.8	100
Gas Natural México, S.A. de C.V.	Mexico	86.8	86.8
CH4 Energia, S.A. de C.V.	Mexico	43.4	50.0
Transnatural SRL de México C.V.	Mexico	43.4	50.0
Gas Natural Servicios, S.A. de C.V.	Mexico	86.8	100.0
Sistemas de Administración y Servicios, S.A. de C.V.	Mexico	87.0	87.0
Energía y Confort Administración de Personal, S.A. de C.V.	Mexico	87.0	100.0
Administradora de Servicios de Energía, S.A. de C.V.	Mexico	86.8	100
Ecoeléctrica L.P.	Bermudas	47.5	50.0
Gas Natural Puerto Rico Inc	Puerto Rico	100.0	100.0
Buenergía Gas & Power Ltd.	Cayman	95.0	95.0
Ecoeléctrica Holdings Ltd.	Cayman	47.5	50.0
Ecoeléctrica Ltd.	Cayman	47.5	50.0
Gas Natural Vendita Italia S.p.a.	Italy	100.0	100.0
Smedigas, S.r.L.	Italy	100.0	100.0
Impianti Sicuri, S.r.L.	Italy	100.0	100.0
Nettis Gas Plus, S.p.A.	Italy	100.0	100.0
SCM Gas Plus, S.r.L.	Italy	100.0	100.0
GEA, S.p.A.	Italy	100.0	100.0
Congas, S.p.A.	Italy	100.0	100.0
Smedigas, S.p.A.	Italy	100.0	100.0
Nettis Gestioni, S.r.L.	Italy	100.0	100.0
SCM, S.r.L.	Italy	100.0	100.0
Agragas, S.p.A.	Italy	90.0	90.0
Normanna Gas, S.p.A.	Italy	90.0	90.0
Gas Natural Distribuzione Italia, S.p.A.	Italy	100.0	100.0
Gas Fondaria, S.p.A.	Italy	90.0	90.0
Gas Natural Servizi e Logistica, S.p.A.	Italy	100.0	100.0
Nettis Impianti, S.p.A.	Italy	100.0	100.0
Gas S.p.A.	Italy	90.0	90.0
GN Rigassificazione Italia S.p.A.	Italy	100.0	100.0

SUBSIDIARY NAME	COUNTRY	% OF CAPITAL STOCK	% OF VOTING RIGHTS
Energy Way LDA	Portugal	100.0	100.0
Kromschroeder, S.A.	Spain	42.5	42.5
Portal Gas Natural, S.A	Spain	100	100
Gas Natural Finance, B.V.	Spain	100.0	100.0
Gas Natural Soluciones, S.L.	Spain	100.0	100.0
Portal del Instalador, S.A.	Spain	75.0	75.0
Gas Natural International, Limited	Ireland	100.0	100.0
Serviconfort Colombia, S.A.	Colombia	100.0	100.0
Gas Natural Commercialisation France, S.p.a.S.	France	100.0	100.0
UTE Dalkia-GN Servicios	Spain	50.0	50.0
Iradia Climatización AIE	Spain	100.0	100.0
Gas Natural Informática, S.A.	Spain	100.0	100.0
Torre Marenostrum, S.L.	Spain	45.0	45.0
Invergas Puerto Rico, S.A.	Spain	100.0	100.0
La Propagadora del Gas, S.A.	Spain	100.0	100.0
Holding Gas Natural, S.A.	Spain	100.0	100.0
Gas Natural Internacional SDG, S.A.	Spain	100.0	100.0
Natural RE, S.A.	Luxembourg	100.0	100.0
Gas Natural Capital Markets, S.A.	Spain	100.0	100.0